                                    EXHIBIT I
              TO SCHEDULE 13D, AMENDMENT NO. 9 OF FILING CONCERNING
                                                         THE RIGHT START, INC.



Filing Parties                                                       Shares
--------------                                                   ------------
     Kayne Anderson Capital Advisors, L.P.

          o    Managed Investment Limited Partnerships              4,884,123

          o    Other Managed Accounts                                 202,100

     Richard A. Kayne

          o    Direct ownership                                       431,869

          o    Kayne Anderson Investment Management, LLC
               Managed Accounts                                         7,500
                                                                 ------------

                                                        Total       5,525,593


Note: Shares reported include 399,999, 1,691,650, 250,000, 1,263,155 and 50,000 shares of common stock which may be acquired upon conversion of Preferred Series B, Preferred Series C, Preferred Series D, Senior Subordinated Notes due 9/1/2005 and Warrants, respectively.








     11/20/2000